EXHIBIT 10.1

Form of Promissory Note

This 10% SECURED NOTE has not been registered under the Securities Act of 1933, as amended (the "SECURITIES act"), nor under any state securities law, and may not be pledged, sold, assigned, hypothecated or otherwise transferred until (1) a Registration Statement with respect thereto is effective under the act and any applicable state securities law or (2) the company receives an opinion of counsel, EITHER FROM COUNSEL TO the company or counsel to the holder HEREOF WHO IS reasonably satisfactory to the company, that such 10% SECURED NOTE may be pledged, sold, assigned, hypothecated or transferred without an effective Registration Statement under the act or applicable state securities laws. NEWPORT INTERNATIONAL GROUP, INC.

10%  Secured Note
Due __________, 2005
$[__________]     No. [        ]
__________, 2003

NEWPORT INTERNATIONAL GROUP, INC., a corporation incorporated under the laws of the State of Delaware (the "Company" or "Maker"), for value received, hereby promises to pay to ________________, or his, her or its registered assigns (the "Payee" or "Holder"), at ________ ___________________________, upon due presentation and surrender of this 10% Secured Note (this "Note" and, together with other 10% Notes, the "Notes"), on __________, 2004 (the "Maturity Date"), the principal amount of _____________________ ($________) and accrued interest thereon as hereinafter provided.

This Note was issued by the Company on __________, 2004 (the "Issuance Date") pursuant to a certain Confidential Private Offering Memorandum dated as of March ___, 2004 (the "Offering Memorandum"), relating to the offering by the Company of this Note and related warrant exercisable into shares of the Company's common stock, par value $0.10 per share ("Common Stock").

PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

         Payment of Principal and Interest. Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year for the number of days elapsed) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of ten percent (10%) per annum, in like coin and currency, payable to the Payee in quarterly installments on 90, 180, 270 and 360 days from the closing of this offering. Interest shall accrue from the closing date of this offering. Both principal hereof and interest thereon are payable at the Holder's address above or such other address as the Holder shall designate from time to

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time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check, sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon, except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation.

         Conversion. During such time as this Note is outstanding the holder will have the right to convert the balance of the note into the Company's common stock at a price of $2 per share. The Company ca Provided the Company has in place a registration statement relating to the Common Stock underlying this Investor Warrant and any so-called lock-up applicable to such shares has been eliminated or waived, the Company may call this Investor Warrant at a call price of $.01 per underlying Common Share provided the Company's Common Stock trades at or above $3.00 per share, based on the reported closing bid price of the Common Stock, for 15 consecutive trading days within 30 days of the Company's written notice of the Company's intention to call this Investor Warrant. In the event this Investor Warrant has not been exercised by written notice within 30 days of such notice, this Investor Warrant will cease to exist.
Company shall maintain a sinking fund from which payments of principal and interest under this Note shall be made. The Company will fund the sinking fund with 15% of the Company's revenues received during the period the sinking fund is maintained.

SECURITY AND OTHER RIGHTS

         Secured Obligations. The obligations under this Note are secured pursuant to a Security Agreement (the "Security Agreement") of even date herewith. As a condition of receiving the proceeds of this Note, the Company agrees to execute and deliver a Security Agreement, with various financing statements on Form UCC-1 and such other certificates, instruments and documents as may be required in order to perfect the security interest of the Holder hereunder and under the Security Agreement. As security for the payment of the Note, the Company has granted to Holder a security interest in the collateral as set forth in the Security Agreement.

         Transfer of Note; Conversion Procedure. This Note is not divisible. This Note and all rights hereunder may be sold, transferred or otherwise assigned to any person in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. Upon the transfer of this Note through the use of the assignment form attached hereto as Attachment I, and in accordance with applicable law or regulation and the payment by the Holder of funds sufficient to pay any transfer tax, the Company shall issue and register this
Note in the name of the new holder.

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MISCELLANEOUS

         Default. If one or more of the following described events (each of which being an "Event of Default" hereunder) shall occur and shall be continuing,

         any of the representations, covenants, or warranties made by the Company herein shall have been incorrect when made in any material respect; or

         the Company shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Company under this Note, and such breach or failure to perform shall not be cured within ten (10) days after written notice to the Company; or

         bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within forty-five (45) calendar days thereafter; or the Company shall have failed to pay interest and/or principal when due hereunder, and shall have failed to make such payment within thirty (30) days after written notice to the Company of nonpayment; then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), (i) the interest under this Note shall increase to 18% per annum until such Event of Default is cured, and (ii) at the option of the Holder, and in the Holder's sole discretion, the Holder may consider the entire principal amount of this Note (and all interest through such date) immediately due and payable in cash, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any Note or other instruments contained to the contrary notwithstanding, and Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. It is agreed that in the event of such action, the Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys.

         Collection Costs. In the event that this Note shall be placed in the hands of an attorney for collection by reason of any Event of Default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the Holder in connection with the collection of this Note.

         Prepayment. The principal amount of this Note and any accrued and unpaid interest thereon may be prepaid, in whole or in part, at any time without penalty or premium, at the discretion of the Company.

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         Rights Cumulative. The rights, powers and remedies given to the Holder under this Note shall be in addition to all rights, powers and remedies given to it by virtue of any document or instrument executed in connection therewith, or any statute or rule of law.

         No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, any documents or instruments executed in connection therewith or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

         Amendments in Writing. No modification or waiver of any provision of this Note, or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Holder, and any such modification or waiver shall apply only in the specific instance for which given.

         Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Delaware.

         Successors. The term "Payee" and "Holder" as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

         Mutilated, Lost, Stolen or Destroyed Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it.

         Representative. Holder hereby appoints vFinance Investments, Inc., or its designee, as its agent solely for the purpose of executing all security agreements, instruments, filings, and notices relevant to the perfection, recording, release or termination of the security interests securing this Note, the determination of events of default under this Note and the agreements executed in connection herewith, and such other similarly related matters.

         Sale of Collateral. In the event of the sale of any of the assets in which Maker has granted Holder a security interest securing this Note, the proceeds from such sale shall be used to pay any and all principal and interest then outstanding under the Notes.

         IN WITNESS WHEREOF, Newport International Group, Inc. has caused this Note to be duly executed and delivered as of the date first above written.

Newport International Group, Inc.

By:

Name:

Title:

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Attachment I

Assignment

For value received, the undersigned hereby assigns to _____________, $___________ principal amount of 10% Secured Note due __________, 2004 evidenced hereby and hereby irrevocably appoints __________________ attorney to transfer the Secured Note on the books of the within named corporation with full power of substitution in the premises.

Dated:
In the presence of:

                  Print Name

                  Signature

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